Exhibit 10.1(c)
SECOND AMENDMENT TO THE CREDIT AGREEMENT
     SECOND AMENDMENT, dated as of May 22, 2006 (this “Amendment”), with respect to the Credit Agreement, dated as of March 25, 2004 (as amended by that certain First Amendment, dated as of October 18, 2005, and as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rural Cellular Corporation, a Minnesota corporation (the “Borrower”), the lenders from time to time parties thereto (the “Lenders”), Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Administrative Agent”), and Bank of America, N.A. as documentation agent.
W I T N E S S E T H:
     WHEREAS, capitalized terms undefined herein shall have the meaning ascribed to them in the Credit Agreement; and
     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans and other extensions of credit to the Borrower; and
     WHEREAS, the Borrower wishes to be able to exclude from the calculation of “Cash Interest Expense” cash dividend payments of no more than four (4) declared or previously accrued dividends (including any interest accrued on such dividends) on certain Existing Preferred Stock of the Borrower made from time to time during any Reference Period in accordance with Section 6.08 of the Credit Agreement and, in connection therewith, has requested that certain definitions used in the financial covenants contained in the Credit Agreement be amended in the manner provided for in this Amendment; and
     WHEREAS, the Borrower has requested a reduction in the interest rates applicable to the Loans and, in connection therewith, has requested that the definition of “Applicable Margin” contained in the Credit Agreement be amended in the manner provided for in this Amendment; and
     WHEREAS, the Borrower has requested a reduction of the minimum interest coverage ratio required by the Credit Agreement and, in connection therewith, has requested that the definition of “Pro Forma Compliance” contained in the Credit Agreement and Section 6.12(c) of the Credit Agreement be amended in the manner provided for in this Amendment;
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto hereby agree as follows:
SECTION I   AMENDMENT
     1.1.   Amendments to Section 1.01. (a) The following defined term is hereby inserted in appropriate alphabetical order:
     “Excluded Cash Dividends” means cash dividend payments on the 11 3/8% Senior Exchangeable Preferred Stock of the Borrower made by the Borrower from time to time in payment of declared or previously accrued dividends (including any interest accrued on such dividends) thereon, provided that (i) cash dividend payments of no more than four (4) such declared or previously accrued dividends (including any interest accrued on such dividends) made by the Borrower during any Reference Period shall constitute “Excluded Cash Dividends” hereunder and (ii) each such payment is permitted to be made as a Restricted Payment pursuant to Section 6.08.
     (b) The following defined terms are hereby amended and restated in their entirety to read as follows:
     “Applicable Margin” means, for any day, with respect to any ABR Loan (but subject to Section 2.12(a) for any Swing Line Loan) or Eurodollar Loan, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurodollar Spread”, as the case may be, based upon the Applicable Ratio determined as set forth below:

	ABR	Eurodollar
Applicable Ratio	Spread	Spread
Category 1
Ratio is greater than 1.75 to 1.00	1.25%	2.25%

Category 2
Ratio is less than or equal to 1.75 to 1.00	1.00%	2.00%
     For purposes of the foregoing, (i) the Applicable Ratio shall be determined as of the end of each fiscal quarter of the Borrower’s fiscal year based upon the Borrower’s consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Margin resulting from a change in the Applicable Ratio shall be effective during the period commencing on and including the date that is three Business Days after the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Applicable Ratio shall be deemed to be (A) 2.00% in the case of the “ABR Spread” and 3.00% in the case of the “Eurodollar Spread”, at the option of the Administrative Agent or at the request of the Required Lenders, at any time that an Event of Default has occurred and is continuing and (B) in Category 1, at the option of the Administrative Agent or at the request of the Required Lenders, if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until the tenth Business Day after such consolidated financial statements are delivered.
     “Cash Interest Expense” means, for any period, (a) Consolidated Interest Expense actually paid in cash for such period, but excluding (to the extent otherwise included therein) any Permitted One-Time Cash Dividend and any Excluded Cash Dividends made during such period, minus (b) any costs, fees and expenses related to the termination of any Hedging Agreement.

     “Pro Forma Compliance” means, on the Reference Date with respect to any Pro Forma Event, that all of the following ratio tests have been met on such Reference Date on a pro forma basis after giving effect to such Pro Forma Event (or, in the case of a Pro Forma Event consisting of a New Extension of Revolver Credit, that the first two of the following ratio tests have been so met):
     (1) the ratio of (x) Senior Secured Debt outstanding on such Reference Date (after giving pro forma effect to the Incurrence or discharge of all Indebtedness Incurred or discharged during the Related Measurement Period) to (y) Adjusted EBITDA for the Reference Period for such Pro Forma Event is not greater than 2.85 to 1.00;
     (2) the ratio of (x) Total Debt outstanding on such Reference Date (after giving pro forma effect to the Incurrence or discharge of all Indebtedness Incurred or discharged during the Related Measurement Period) to (y) Adjusted EBITDA for the Reference Period for such Pro Forma Event is not greater than 6.75 to 1.00; and
     (3) the ratio of (x) Adjusted EBITDA for the Reference Period for such Pro Forma Event to (y) Adjusted Cash Interest Expense for the Reference Period for such Pro Forma Event is not less than 1.50 to 1.00;
     provided, that for purposes of any such computation, the Pro Forma Event giving rise to the need to make such computation (other than a Pro Forma Event consisting of a New Extension of Revolver Credit) will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period for such Pro Forma Event.
     1.2.   Amendments to Section 6.12. Section 6.12(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (c) Interest Coverage Ratio. The Borrower will not permit the ratio as of the last day of any such quarter of (x) Adjusted EBITDA for the Reference Period ending on such day to (y) Adjusted Cash Interest Expense for such Reference Period to be less than 1.50 to 1.00.
SECTION II   MISCELLANEOUS
     2.1.   Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first set forth above upon satisfaction of the following conditions:
     (a) the Administrative Agent shall have received (i) counterparts of this Amendment duly executed and delivered by the Borrower, the Guarantors and the Administrative Agent and (ii) in the case of the Lenders, either (x) counterparts of this Amendment that, when taken together, bear the signatures of all Lenders or (y) (A) counterparts of this Amendment that, when taken together, bear the signatures of the Required Lenders and all Lenders other than each Lender not consenting to and approving this Amendment and (B) evidence satisfactory to the Administrative Agent that (i) the Revolving Commitment of each Lender not consenting to and approving this Amendment shall terminate upon the effectiveness of this Amendment and (ii) at the time this Amendment becomes effective, each Lender not consenting to and approving this Amendment receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under the Credit Agreement, in each case, pursuant to Section 9.02(b) of the Credit Agreement; and
     (b) the Administrative Agent shall have received, for the account of each Lender consenting to this Amendment, an amendment fee equal to 0.125% of each such consenting Lender’s Revolving Commitment then in effect.
     2.2.   Representations and Warranties. The Borrower represents and warrants to each Lender that as of the effective date of this Amendment: (a) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (b) no Default or Event of Default shall have occurred and be continuing as of the date hereof; and (c) the Guarantors signing this Amendment include each Person who is a Subsidiary of the Borrower as of the date hereof.
     2.3.   Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     2.4.   Continuing Effect; No Other Amendments. Except to the extent the Credit Agreement is expressly modified hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. This Amendment shall constitute a Loan Document.
     2.5.   Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred to date in connection with this Amendment and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of legal counsel to the Administrative Agent.
     2.6.   GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

RURAL CELLULAR CORPORATION
By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC., Individually and as Administrative Agent
By:
Name:
Title:

SIGNATURE PAGE TO THE SECOND AMENDMENT TO THE RURAL CELLULAR CREDIT AGREEMENT Name of Institution:
By:
Name:
Title:

     THE UNDERSIGNED GUARANTORS HEREBY CONSENT AND AGREE TO THE FOREGOING AMENDMENT AS OF THE DATE HEREOF.

RCC MINNESOTA, INC.
By:
Name:
Title:

TLA SPECTRUM, LLC
By:
Name:
Title:

RCC TRANSPORT, INC.
By:
Name:
Title:

RCC ATLANTIC, INC.
By:
Name:
Title:

ALEXANDRIA INDEMNITY CORPORATION
By:
Name:
Title:

RCC ATLANTIC LICENSES, LLC
By:
Name:
Title: